EXHIBIT 21.1

Direct and Indirect Subsidiaries of Resource Real Estate Opportunity REIT, Inc.

Resource Real Estate Opportunity OP, LP

RRE Opportunity Holdings, LLC

RRE 107th Avenue Holdings, LLC

RRE Westhollow Holdings, LLC

RRE Crestwood Holdings, LLC

RRE Iroquois Holdings, LLC

RRE Iroquois, LP

RRE Campus Club Holdings, LLC

RRE Heatherwood Holdings, LLC

RRE Cannery Holdings, LLC

RRE Deerfield Holdings, LLC

RRE Bristol Holdings, LLC

RRE Williamsburg Holdings, LLC

RRE Skyview Holdings, LLC

RRE Park Forest Holdings, LLC

RRE Foxwood Holdings, LLC

RRE Flagstone Holdings, LLC

RRE Kenwick Canterbury Holdings, LLC

RRE Armand Place Holdings, LLC

RRE Autumn Wood Holdings, LLC

WPL Holdings, LLC